Exhibit 10.21

RESTRICTED STOCK GRANT NOTICE
UNDER THE
PERFORMANCE FOOD GROUP COMPANY
2015 OMNIBUS INCENTIVE PLAN
(Performance-Based Vesting Award)

Performance Food Group Company (the “Company”), pursuant to its 2015 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), hereby grants to the Participant set forth below the “Target Number of Shares of Restricted Stock” set forth below. The shares of Restricted Stock are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant: [Insert Participant Name]

Grant Date: [Insert Date of Grant]

Performance Period: The period commencing on [Insert Performance Period Commencement Date] and ending on [Insert Performance Period End Date].

TSR Measurement Period: Each of the following:

The period commencing on [Insert TSR Measurement Period Commencement Date] and ending on [Insert One-Year TSR Measurement Period End Date].

The period commencing on [Insert TSR Measurement Period Commencement Date] and ending on [Insert Two-Year TSR Measurement Period End Date].

The period commencing on [Insert TSR Measurement Period Commencement Date] and ending on [Insert Three-Year TSR Measurement Period End Date].

Target Number of Shares of

Restricted Stock: [Insert Target No. of Shares of Restricted Stock Granted]

Maximum Number of Shares of

Restricted Stock: [Insert Maximum No. of Shares of Restricted Stock at Maximum Level of Performance]1

Vesting Schedule: The shares of Restricted Stock shall vest at such times and in such amounts as set forth in Exhibit A of the Restricted Stock Agreement.

* * *

_______________________________

1 Note: The Maximum Number of Shares of Restricted Stock will equal 200% of the target award, provided, however, that, if relative TSR for the three-year TSR Measurement Period is negative, the Maximum Number of Shares of Restricted Stock will equal 100% of the target award.

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK GRANT NOTICE, THE RESTRICTED STOCK AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF SHARES OF RESTRICTED STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK GRANT NOTICE, THE RESTRICTED STOCK AGREEMENT AND THE PLAN.

PERFORMANCE FOOD GROUP COMPANY Participant

________________________________ ________________________________
By:
Title:

[Signature Page to Performance-Based Restricted Stock Award]

RESTRICTED STOCK AGREEMENT
UNDER THE
PERFORMANCE FOOD GROUP COMPANY
2015 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Agreement (this “Restricted Stock Agreement”) and the Performance Food Group Company 2015 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), Performance Food Group Company (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Shares of Restricted Stock. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant a number of shares equal to the “Target Number of Shares of Restricted Stock” provided in the Grant Notice. The Company may make one or more additional grants of shares of Restricted Stock to the Participant under this Restricted Stock Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional shares of Restricted Stock hereunder and makes no implied promise to grant additional shares of Restricted Stock.

2. Vesting. Subject to the conditions contained herein and in the Plan, the shares of Restricted Stock shall vest and the restrictions on such shares of Restricted Stock shall lapse as provided in Exhibit A, attached hereto. With respect to any share of Restricted Stock, the period of time that such share of Restricted Stock remains subject to vesting shall be its Restricted Period.

3. Issuance of Shares of Restricted Stock. The provisions of Section 9(d)(i) of the Plan are incorporated herein by reference and made a part hereof.

4. Treatment of Shares of Restricted Stock Upon Termination. Except as set forth in Exhibit A, attached hereto, the provisions of Sections 9(b) and 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.

5. Company; Participant; Good Reason.

(a) The term “Company” as used in this Restricted Stock Agreement with reference to employment shall include the Company and its subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Restricted Stock Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the shares of Restricted Stock may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

(c) The term “Good Reason” as used in the Grant Notice or this Restricted Stock Agreement shall, in the case of any Participant who is party to an agreement between the Participant and the Company that contains a definition of “Good Reason”, mean and refer to the definition set forth in such agreement, and in the case of any other Participant, “Good Reason” shall mean: (A) a material diminution in Participant’s base salary or annual bonus opportunity; (B) any material diminution in Participant’s authority, duties or responsibilities; or (C) the relocation of Participant’s principal work location by more than fifty (50) miles; provided that none of these events shall constitute Good Reason unless the Company fails to cure such event within thirty (30) days after receipt from Participant of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the sixtieth (60th) day following the later of its occurrence or Participant’s knowledge thereof, unless Participant has given the Company written notice thereof prior to such date. Notwithstanding anything herein to the contrary, for purposes of the last proviso of the immediately foregoing sentence, a series of related events shall be deemed to have occurred on the date upon which the last event in such series of related events has occurred.

6. Non-Transferability. The shares of Restricted Stock are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the shares of Restricted Stock, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the shares of Restricted Stock shall terminate and become of no further effect.

7. Rights as Stockholder; Legend; Dividends. The provisions of Sections 9(b) and 9(e) of the Plan are incorporated herein by reference and made a part hereof; provided that any cash or in-kind dividends paid with respect to the shares of Restricted Stock which have not, prior to the record date of the dividend, become vested shall be withheld by the Company without interest and shall be paid to the Participant only when, and if, such shares of Restricted Stock shall become vested pursuant to Section 2 of this Restricted Stock Agreement.

8. Tax Withholding. The provisions of Section 14(d)(i) of the Plan are incorporated herein by reference and made a part hereof. The Participant shall satisfy such Participant’s withholding liability referred to in Section 14(d)(i) of the Plan by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value, on the date that the shares of Common Stock are issued or delivered, equal to such withholding liability; provided that the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences.

9. Notice. Every notice or other communication relating to this Restricted Stock Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10. No Right to Continued Service. This Restricted Stock Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

11. Binding Effect. This Restricted Stock Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13. Clawback/Repayment/Detrimental Activity/Right to Offset. The shares of Restricted Stock granted under this Restricted Stock Agreement are subject to reduction, cancellation, forfeiture, recoupment and/or offset in accordance with the provisions of Sections 14(v), 14(w) and 14(x) of the Plan.

14. Governing Law. This Restricted Stock Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Restricted Stock Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

15. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Agreement, the Plan shall govern and control.

Exhibit A

1. Normal Vesting of Restricted Stock.

(a) The Total Earned Amount of the shares of Restricted Stock, if any, for the Performance Period shall be based on relative TSR, as set forth in Sections 2 and 3 of this Exhibit A.

(b) Subject to Section 2 of this Exhibit A, provided the Participant has not undergone a Termination on or prior to the last day of the Performance Period, a number of shares of Restricted Stock equal to the Total Earned Amount (as calculated below) shall vest and the restrictions on such shares of Restricted Stock shall lapse on the date on which the Committee certifies the achievement of the applicable performance targets set forth herein, which shall occur no later than sixty (60) days following the end of the Performance Period (the “Regular Vesting Date”). Any remaining shares of Restricted Stock that do not vest in accordance with the preceding sentence shall immediately be forfeited to the Company by the Participant for no consideration therefor on the Regular Vesting Date.

(c) Notwithstanding anything in Section 9(c)(ii) of the Plan to the contrary, the following provisions shall apply in the event that the Participant undergoes a Termination as a result of such Participant’s death, Disability or Retirement.

(i) If a Participant undergoes a Termination as a result of such Participant’s death prior to the Regular Vesting Date, then on the date of Termination, such Participant shall vest in the number of shares of Restricted Stock equal to the Target Number of Shares of Restricted Stock, and any remaining shares of unvested Restricted Stock that do not vest in accordance with the foregoing shall immediately be forfeited to the Company by the Participant for no consideration therefor on the date of Termination.

(ii) If a Participant undergoes a Termination as a result of such Participant’s Disability prior to the Regular Vesting Date, then on the Regular Vesting Date, such Participant shall vest in a number of shares of Restricted Stock equal to the Total Earned Amount, calculated as of the Regular Vesting Date, and any remaining shares of unvested Restricted Stock that do not vest in accordance with the foregoing shall immediately be forfeited to the Company by the Participant for no consideration therefor on the Regular Vesting Date.

(iii) If a Participant undergoes a Termination as a result of such Participant’s Retirement prior to the Regular Vesting Date, then on the Regular Vesting Date, such Participant shall vest in a number of shares of Restricted Stock equal to (x) a fraction, the numerator of which equals the number of elapsed days from the first day of the Performance Period through the date of such Participant’s Termination, and the denominator of which equals 1,092, multiplied by (y) the Total Earned Amount, calculated as of the Regular Vesting Date, provided that in no event may such Participant vest in a number of shares of Restricted Stock greater than the Total Earned Amount, and any remaining shares of unvested Restricted Stock that do not vest in accordance with the foregoing shall immediately be forfeited to the Company by the Participant for no consideration therefor on the Regular Vesting Date.

2. Calculating Relative TSR. The Committee shall determine relative TSR in its sole discretion and no shares of Restricted Stock shall vest, and the restrictions on such shares of Restricted Stock shall not lapse, until the Committee certifies such relative TSR performance, pursuant to Section 1(b) of this Exhibit A. Relative TSR shall be calculated and the relative comparison, expressed in terms of relative percentile ranking shall be applied to the Russell 1000 Index; provided, that only companies in the Russell 1000 Index that are public throughout the entire TSR Measurement Period shall be included for purposes of calculating relative TSR for each TSR Measurement Period. For purposes of calculating relative TSR, the Company’s TSR performance shall be expressed as a percentage (rounded to the nearest tenth of a percentage (0.1%)), in the value per share of Common Stock during the applicable TSR Measurement Period due to the appreciation in the price per share of Common Stock.

3. Calculating Total Earned Amount. The resulting value of the shares of Restricted Stock that shall vest upon the expiration of the Performance Period, subject to the Committee’s certification of the Company’s achievement as set forth in Sections 1(b) and 2 of this Exhibit A based on actual performance of the Company during each TSR Measurement Period, as calculated by the tables set forth below in this Section 3 shall be hereinafter referred to as the “Total Earned Amount”. Each TSR Measurement Period shall be weighted as determined in the below table:

Measurement Period	Weight	Start and End
One Year	25%	[Insert TSR Measurement Period Commencement Date] – [Insert One-Year TSR Measurement Period End Date]
Two Years	25%	[Insert TSR Measurement Period Commencement Date]– [Insert Two-Year TSR Measurement Period End Date]
Three Years	50%	[Insert TSR Measurement Period Commencement Date]– [Insert Three-Year TSR Measurement Period End Date]

The total number of shares of Restricted Stock that shall vest upon the expiration of the Performance Period based on the achievement of relative TSR performance levels during each of the TSR Measurement Periods, subject to the Committee’s certification of the Company’s achievement of relative TSR as set forth in Section 2 of this Exhibit A, shall equal the product of (i) the Target Number of Shares of Restricted Stock multiplied by (ii) the Applicable Percentage, as determined in the below table, provided, however, that if relative TSR for the Three-Year TSR Measurement Period is negative, the Applicable Percentage shall not exceed 100%:

Performance Level During Each TSR Measurement Period	Relative TSR Position	Applicable Percentage
Threshold	40th percentile	50%
Target	60th percentile	100%
Maximum	80th percentile	200%

4. Treatment of Shares of Restricted Stock Upon a Change in Control.

(a) Notwithstanding Section 1 of this Exhibit A, in the event of a Change in Control, the shares of Restricted Stock shall be converted, as determined by the Committee in its sole discretion, as follows (such converted shares, the “Converted Restricted Stock”):

(i) In the event of a Change in Control prior to the date that is eighteen (18) months following the first day of the Performance Period, the number of shares of Converted Restricted Stock shall equal the Target Number of Shares of Restricted Stock as set forth in the Grant Notice, which shall vest in full on [Insert Performance period End Date]; provided that the Participant has not undergone a Termination on or before such date.

(ii) In the event of a Change in Control on or after the date that is eighteen (18) months following the first day of the Performance Period, and the performance from the first day of the Performance Period through the consummation of the Change in Control is measurable, in the sole discretion of the Committee, the number of shares of Converted Restricted Stock shall equal the Total Earned Amount determined on the date of such Change in Control, with the applicable performance targets being measured as if the last day of the Performance Period was the date of the Change in Control; provided, however, that if the performance from the first day of the Performance Period through the consummation of the Change in Control is unable to be measured for any reason, in the sole discretion of the Committee, then the number of shares of Converted Restricted Stock shall equal the Target Number of Shares of Restricted Stock as set forth in the Grant Notice. The Converted Restricted Stock, as determined by this Section 4(a)(ii) shall vest in full on [Insert Performance Period End Date]; provided that the Participant has not undergone a Termination on or before such date.

(b) In the event of a Change in Control prior to the Regular Vesting Date, the Participant shall fully vest in such Participant’s Converted Restricted Stock if either: (i) the shares of Restricted Stock are (x) continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto and (y) on or within eighteen (18) months following such Change in Control such Participant undergoes a Termination by the Service Recipient without Cause or by the Participant for Good Reason or (ii) the shares of Restricted Stock are not continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto.

5. Definitions.

(a)
“Applicable Percentage” shall mean the “Applicable Percentage” specified with respect to the performance levels for the Performance Metric, or to the extent that the Company’s performance falls between two levels set forth on the table above, linear interpolation shall apply. In the event that the Company’s performance does not meet the “Threshold” requirements for a Performance Metric in the table above, no award shall be earned with respect to such Performance Metric. In the event that the Company’s performance exceeds the “Maximum” for a Performance Metric, such Performance Metric shall be capped at the “Maximum” amount.
(b)
“Beginning Share Price” shall mean [Insert Price for Beginning Share Price].
(c)
“Ending Share Price” shall mean the average closing price of a share of common stock of the Company or member of the Russell 1000 Index, as applicable, over the twenty (20) trading-day period ending on (and including) the last date of the Performance Period (plus the value of any dividends declared on any share of such common stock in respect of a record date occurring during the Performance Period, as adjusted assuming such dividends were reinvested in shares of common stock of the issuer of the dividend on such record date). All closing prices shall be the principal stock exchange or quotation system closing prices on the date in question.
(d)
“Retirement” shall mean the voluntary Termination of a Participant other than for Cause on or after (i) attaining age 65 or (ii) the date that the sum of (x) the Participant’s age and (y) the number of Participant’s years of continuous service with the Company Group is at least 72, provided that the Participant has reached a minimum age of 55.
(e)
“TSR” shall be mean the quotient of (i)(A) Ending Share Price minus (B) Beginning Share Price divided by (ii) Beginning Share Price.